UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250 West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On December 24, 2008, Chromcraft Revington, Inc. (the “Company”) filed a Form 8-K to report (i) that Mr. Frank T. Kane had notified the Company of his retirement as an officer and employee and from his positions as the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, and (ii) that the Company and Mr. Kane were engaging in discussions regarding the terms and effective date of his retirement.

On December 31, 2008, the Company and Mr. Kane entered into a Retirement and Consulting Agreement (the “Agreement”). A brief description of the terms of the Agreement is as follows:

(i) Mr. Kane will retire from his employment as an officer and employee and from his positions as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company effective as of January 15, 2009 (the “Effective Date”). Mr. Kane also will resign as an officer and employee of, and from all other positions with, the Company’s subsidiaries and affiliates effective as of the Effective Date. However, Mr. Kane resigned as a director of each of the Company’s subsidiaries effective as of December 24, 2008.

(ii) Mr. Kane will be paid his current monthly base salary through the Effective Date, plus twenty (20) days of accrued but unused vacation.

(iii) So long as Mr. Kane has executed and not revoked the release of claims attached to the Agreement, Mr. Kane will be paid the equivalent of his current monthly base salary, or $11,666.67 per semi-monthly pay period, through July 15, 2009, subject to the payments being suspended for a six (6) month period following the Effective Date to the extent required by Section 409A of the Internal Revenue Code. Such payments (or the lump sum if the payments are suspended as provided above) are subject to withholding of taxes and other appropriate amounts and could be reduced or not paid under certain circumstances as set forth in the Agreement.

(iv) All outstanding cash, stock option, stock or equity-based and other awards (whether or not vested or earned), and all rights to any future awards, were terminated and forfeited as of December 31, 2008.

(v) During the period from July 16, 2009 through January 15, 2010, Mr. Kane will serve, on an independent contractor basis, as a consultant to the Company as may be requested by the Company’s Chief Executive Officer. Mr. Kane will be paid a consulting fee of $1,500 per day that he provides consulting services to the Company (plus business expenses incurred that are approved in advance by the Chief Executive Officer), with a minimum of four (4) days of consulting services per month.

(vi) During the period from January 16, 2010 through January 15, 2012, Mr. Kane will make himself reasonably available to the Company under certain circumstances. Mr. Kane will be paid a fee of $1,500 for each day that he provides services to the Company (plus business expenses incurred that are approved in advance by the Chief Executive Officer in connection with these services).

(vii) The Employment Agreement dated March 15, 2002 between the Company and Mr. Kane, as amended by the Agreement, will remain in effect as set forth in the Employment Agreement, including but not limited to, Mr. Kane’s covenants regarding confidential information, non-competition, non-solicitation and intellectual property.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009

CHROMCRAFT REVINGTON, INC.

By: /s/ Ronald H. Butler
Ronald H. Butler, Chairman and
Chief Executive Officer

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